UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

BUILDERS FIRSTSOURCE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40620	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6031 Connection Drive Suite 400
Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 880-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 20, 2025, Builders FirstSource, Inc. (the “Company”) issued the news release attached hereto as Exhibit 99.1 reporting its financial results for the three and twelve months ended December 31, 2024.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2025, the Board of Directors (the “Board”) of the Company increased the size of the Board from eleven to thirteen directors and appointed Cheryl Ainoa and Maria Renz as members of the Board, effective March 1, 2025. Each of Ms. Ainoa and Ms. Renz bring significant experience in digital transformation, innovation and implementation, including at some of the largest and most recognizable tech companies in the country.

Ms. Ainoa is an accomplished technology-oriented executive with thirty years’ experience at notable tech companies such as Yahoo!, Intuit and Walmart. Ms. Ainoa joined Walmart in 2020 as Senior Vice President, Core Retail Services and Emerging Technology and has served in progressive roles since, culminating in her most recent role as Executive Vice President, Chief Technology Officer, Sam’s Club, a role she held since 2023. She retired from Walmart in February 2025. Previously, Ms. Ainoa served as the Chief Operating Officer for D2L, a global software company, from 2016 to 2020. Prior to D2L, she served as Senior Vice President, Product Development at Intuit, a leading business software company, from 2011 to 2015, and also held various roles with Yahoo! from 2004 to 2011.

Ms. Renz is a leading executive recognized for her roles in digital transformation at some of the largest tech companies, including Google (Alphabet, Inc.) and Amazon. Ms. Renz currently serves as Vice President and General Manager at Google, a role she has held since 2023. Prior to her time at Google, Ms. Renz served as the Senior Vice President, North America of GoPuff, a tech enabled consumer goods and food delivery company, from 2022 to 2023, and as Executive Vice President, Consumer Finance and Wealth Management at SoFi Technologies, a personal finance and financial technology company. Ms. Renz also spent over 20 years at Amazon working in increasingly senior roles, including as Vice President, Worldwide Customer Service and Delivery Experience from 2017 to 2020.

Each of Ms. Ainoa and Ms. Renz is being appointed as a Class III director with a term that expires at the Company’s 2026 Annual Meeting of Stockholders.

Each of Ms. Ainoa and Ms. Renz will receive cash and equity compensation commensurate with that received by the Company’s other non-management directors, as described in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders as filed with the U.S. Securities and Exchange Commission (“SEC”) on April 25, 2024. Each of Ms. Ainoa and Ms. Renz qualifies as an “independent” director under the NYSE rules and the Company’s Corporate Governance Guidelines. In addition, there are no transactions involving either Ms. Ainoa or Ms. Renz and the Company that require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Ainoa’s and Ms. Renz’s elections to the Board is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	News release reporting financial results for the three and twelve months ended December 31, 2024 issued by Builders FirstSource, Inc. on February 20, 2025.

99.2	News release announcing the appointment of Cheryl Ainoa and Maria Renz to the Company’s Board of Directors issued by Builders FirstSource, Inc. on February 19, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

All of the information included in Items 2.02 and 9.01 of this report and Exhibits 99.1 and 99.2 hereto is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

Date:	February 20, 2025	By:	/s/ Timothy D. Johnson
Timothy D. Johnson, Executive Vice President, General Counsel and Corporate Secretary